Exhibit 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) made and entered into as of September 4, 2012, by and between Yau Wai Hung, (collectively, the “Buyers”)  and Chan Wah Sang (the “Seller”).

This Agreement sets forth the terms and conditions upon which the Seller is selling to the Buyers and the Buyers are purchasing from the Seller a total of 4,750,000 shares (hereinafter referred to as the “Shares”) of common stock of Great China Mania Holdings, Inc., a Florida corporation (the “Company”) in a private stock sale transaction. Yau Wai Hung shall purchase 387,890 Shares from the Seller and  shall purchase 4,362,110 Shares from the Seller.

In consideration of the mutual agreements contained herein, the parties hereby agree as follows:

I. SALE OF THE SHARES

1.01           Shares being Sold.  Subject to the terms and conditions of this Agreement, the Seller is selling the Shares to the Buyers.

1.02           Purchase Price.  The purchase price of the Shares shall be four hundred seventy-five thousand dollars even ($475,000) or $0.10 per share (the “Purchase Price”).  Yau Wai Hung shall pay thirty-eight thousand seven hundred eighty-nine dollars even ($38,789) of the Purchase Price and Yau Wai Hung shall pay four hundred thirty-six thousand two hundred eleven dollars even ($436,211) of the Purchase Price.

1.03           Settlement Funds.  The Buyers will transfer their respective portion of the Purchase Price in immediately available funds to the Seller at the Closing.

1.04           Closing.  The Closing of the transactions shall take place on September 4, 2012, or at such other date and time as the parties may mutually agree in writing.

1.05           Delivery by the Seller.  At the Closing, the Seller shall deliver a properly endorsed and guaranteed stock certificate to the Company’s transfer agent with instructions to have the Shares reissued to the Buyer as directed by the Buyers.

II. RELATED TRANSACTIONS

2.01 Finders.  The Seller and the Buyers acknowledge, respectively, that there were no finders with respect to the transaction contemplated herein that either is obligated to.

2.02 Other Buyers.  The Seller acknowledges that they have not solicited any other buyer to purchase shares of the Company besides the Buyers.  The Seller further acknowledges that there has been no influence exerted over the Seller by any officer or director of the Company regarding the sale of Seller’s Shares.

III. REPRESENTATIONS AND WARRANTIES OF SELLER

The Seller hereby represents and warrants as follows:

3.01           Authority; No Violation.  The execution and delivery of this Agreement by the Seller, and the consummation of the transactions contemplated hereby have been duly authorized. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which the Seller is a party or by which the Seller is bound.

3.02           Disclosure.  No representation or warranty by the Seller contained in this Agreement, and no statement contained in any instrument, list, certificate, or writing furnished to the Buyer pursuant to the provisions hereof or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with proper information as to the Company and its affairs.

IV. REPRESENTATIONS AND WARRANTIES BY BUYER

Buyers hereby represents and warrant as follows:

4.01           Authority; No Violation.  The execution and delivery of this Agreement by the Buyers and the consummation of the transactions contemplated hereby by Buyers have been duly authorized.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation or default under any term or provision of any contract, commitment, indenture, other agreement or restriction of any kind or character to which any of the individual Buyers are a party or by which any of the individual Buyers are bound.

4.02           Representations Regarding the Acquisition of the Shares.

(a)           The Buyers understands the speculative nature and the risks of investments associated with the Company and confirms that it is able to bear the risk of the investment;

(b)           The Buyers have had the opportunity to ask questions of the Seller and receive additional information about the Company, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any such purchase.  Further, the Buyer has been given an opportunity to question the Seller and receive related documentation to the purchase;

(c)           The Buyers had sufficient knowledge and experience in financial and business matters, and is sufficiently familiar with investments of the type represented by the Shares, including familiarity with previous private and public purchases of speculative and restricted securities, that it is capable of evaluating the merits and risks associated with purchase of the Shares;

(d)           In evaluating the merits of the purchase of the Shares, Buyers have relied solely on his, her or its own investigation concerning the Company and has not relied upon any representations provided by the Seller;

(e)           The Buyers and its principals have not: (a) been party to any adverse proceeding brought by the SEC or any similar state agency; (b) any material criminal proceeding regarding the purchase or sale of securities or other crimes, excluding only misdemeanor crimes; or (c) filed bankruptcy proceedings within the past five years; and

(f)           The Buyer are able to pay their debts as they become due, and the Buyers (a) are not currently insolvent; (b) has made no general or other assignment for the benefit of creditors; and (c) is not party to any material proceeding that would have an adverse effect on the Buyers’ assets.

 V. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

5.01           Survival of Representations.  All representations, warranties, and agreements made by any party in this Agreement or pursuant hereto shall survive the execution and delivery hereof and any investigation at any time made by or on behalf of any party.

VI. ADDITIONAL CONDITIONS TO CLOSING

6.01 Obligation of Buyers to Close.  The Buyers shall not be obligated to close this transaction unless it is satisfied, following reasonable investigation, that all of the representations of Seller as of the date of execution of this Agreement and as of the date of Closing under this Agreement are true and correct in all material respects.

6.02 Obligation of Seller to Close.   The Seller shall not be obligated to close this transaction unless it is satisfied, following reasonable investigation, that all of the representations of the Buyers as of the date of execution of this Agreement and as of the date of Closing under this Agreement are true and correct in all material respects.

VII. SURVIVAL AND INDEMNIFICATION

7.01           Survival.  The representations, warranties and covenants made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith shall survive the Closing and shall apply until the first anniversary of the Closing Date.

VIII. MISCELLANEOUS

8.01           Expenses.  Each of the parties shall bear its own expenses incurred in conjunction with the Closing hereunder.

8.02           Further Assurances.  From time to time, at the request of the Buyers and without further consideration, the Seller shall execute and transfer such documents and take such action as the Buyers may reasonably request in order to effectively consummate the transactions herein contemplated.

8.03           Parties in Interest.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the heirs, beneficiaries, representatives, successors, and assigns of the parties hereto.

8.04           Prior Agreements; Amendments.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

8.05           Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement.

8.06           Confidentiality.  Each party hereby agrees that all information provided by the other party and identified as “confidential” will be treated as such, and the receiving party shall not make any use of such information other than with respect to this Agreement. If the Agreement shall be terminated, each party shall return to the other all such confidential information in their possession, or will certify to the other party that all of such confidential information that has not been returned has been destroyed.

8.07           Notices.  All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed (registered or certified mail, postage prepaid, return receipt requested) to the parties at their address specified on the signature page hereto, with a copy sent as indicated on the signature page.

8.08           Counterparts.  This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.09           Applicable Law.  This Agreement shall be governed by, and construed in accordance with the laws of the State of Utah in respect of contracts, and the State of Utah, in respect of matters of a corporate nature.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Buyer, the Seller and the Company on the date first above written.

BUYERS: Yau Wai Hung		SELLER: Chan Wah Sang

By:	/s/Yau Wai Hung	By:	/s/Chan Wah Sang
Name:	Yau Wai Hung	Name:	Chan Wah Sang